UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

Greystone Housing Impact Investors LP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41564	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in Greystone Housing Impact Investors LP	GHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information regarding the entry into the First Amendment (defined below) to the Partnership Agreement (defined below) set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03. Material Modifications to Rights of Security Holders.

The information regarding the entry into the First Amendment (defined below) to the Partnership Agreement (defined below) and the general effect thereof as set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2023, the Board of Managers (the “Board”) of Greystone AF Manager LLC, which is the general partner of America First Capital Associates Limited Partnership Two (the “General Partner”), which is the general partner of Greystone Housing Impact Investors LP (the “Partnership”), on behalf of the Partnership, entered into the First Amendment (the “First Amendment”) to Second Amended and Restated Agreement of Limited Partnership of Greystone Housing Impact Investors LP (the “Partnership Agreement”) to modify certain terms of the limited partnership interests in the Partnership designated as Series B Preferred Units (the “Series B Preferred Units”).

Pursuant to the First Amendment, the Partnership amended the terms of the Series B Preferred Units to: (i) increase the cash distribution rate applicable to the Series B Preferred Units from 3.40% to 5.75% per annum of the $10.00 per unit purchase price of the Series B Preferred Units; and (ii) change the date prior to which Series B Preferred Units may not be redeemed (except for those other circumstances expressly set forth in the terms of the Designation of the Preferences, Restrictions, and Limitations of the Series B Preferred Units set forth in Exhibit BP to the Partnership Agreement) from the eighth anniversary of the closing date of a holder’s purchase of Series B Preferred Units to the sixth anniversary of such date. As of the date of this document, there are no Series B Preferred Units issued and outstanding.

The First Amendment became effective upon its approval by the Board on June 6, 2023, and did not require the approval of the holders of the Partnership’s beneficial unit certificates representing assignments of limited partnership interests, any outstanding series of preferred units of the Partnership, or any other limited partner interest of the Partnership. The description of the First Amendment contained in this Item 5.03 is a summary and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
3.1	First Amendment to Second Amended and Restated Agreement of Limited Partnership of Greystone Housing Impact Investors LP dated June 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greystone Housing Impact Investors LP

Date:	June 7, 2023	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer